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                                                EXHIBIT 99.1

                     UNION TEXAS PETROLEUM
                              (LETTERHEAD)

NEWS RELEASE

Contact:   Carol L. Cox
	         (713) 968-2714

     LARRY KALMBACH ASSUMES TITLE OF CHIEF FINANCIAL OFFICER AT
                      UNION TEXAS PETROLEUM

     HOUSTON, FEBRUARY 7, 1995 -- Union Texas Petroleum Holdings,
Inc. today announced that Larry D. Kalmbach has been named Vice
President and Chief Financial Officer of the company. He previously served as Vice President-Finance.

     Mr. Kalmbach will continue to be responsible for Union
Texas' accounting, treasury, tax, audit and management information systems functions. In connection with this promotion, he also will assume responsibility for the company's planning and investor relations function.

     Mr. Kalmbach began his career with Union Texas in 1974 as an accountant and subsequently held a number of management positions in the company's accounting and treasury departments.
He was named Vice President-Finance in February 1993.

     A graduate of Texas Tech University with a bachelor's degree in accounting, Mr. Kalmbach is a Certified Public Accountant and is a member of the American Institute of Certified Public
Accountants and the Financial Executives Institute.

     One of the largest independent producers located in the U.S., Houston-based Union Texas Petroleum Holdings, Inc. (NYSE: UTH) explores for and produces oil and gas overseas primarily in the U.K. North Sea, Indonesia and other strategic areas. The company also has petrochemicals interests in the U.S.

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